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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the heading "Experts" in the prospectus and to the incorporation by reference in this registration statement on Form S-3 of EasyLink Services Corporation (formerly Mail.com, Inc.) of our report dated May 9, 2001, with respect to the combined balance sheet of Swift Telecommunications, Inc. and Swift Comtext Ltd as of December 31, 2000, and the related combined statements of operations, stockholder's deficit and comprehensive loss and cash flows for the year ended December 31, 2000, which report appears in the Form 8-K/A of Easylink Services Corporation filed on May 9, 2001.

                                                       /s/ KPMG
                                                       Chartered Accountants
                                                       Registered Auditors
London, United Kingdom
January 11, 2002